Exhibit 99.1

August 9, 2022	Contact:
Lisa Weeks
+843-383-7524
lisa.weeks@sonoco.com

Sonoco Names Company’s First Chief Accounting Officer

HARTSVLLE, S.C., U.S. – August 9, 2022 – Sonoco Products Company (NYSE: SON), a diversified global packaging leader, is pleased to announce the promotion of Assistant Corporate Controller Aditya Gandhi to the newly created role of Chief Accounting Officer, effective immediately.

Gandhi will report directly to Chief Financial Officer Rob Dillard and will oversee all accounting and SEC reporting functions for Sonoco. Gandhi will be an integral leader on the finance team, partnering with senior leaders across the company to drive change management, innovation and programs that improve efficiency and effectiveness across the entire organization.

“With almost two decades of experience and a demonstrated track record of success, Aditya will play a key role in partnering with global business leaders to drive greater business partnership and process improvements in the accounting and controllership organization with the goal of seamless integration of financial services as part of our strategy,” said Dillard. “We are pleased to have him in such a critical role for Sonoco as a strategic leader familiar with our company, processes and people.”

Prior to joining Sonoco, Gandhi held roles as a Segment Controller for Consumer Packaging and Senior Director of Technical Accounting at Westrock. Previously, he worked at GE Capital in the financial center of excellence providing accounting support to various businesses. Gandhi spent over 15 years in public accounting with Deloitte as a Senior Audit Manager supporting Fortune 50 global corporations as well as domestic and international assignments in the Deloitte U.S. National and London, United Kingdom offices. He holds a Bachelor of Commerce degree in Accounting, Finance and Economics from the University of Mumbai. He is also a Certified Public Accountant (CPA) and a Chartered Accountant with The Institute of Chartered Accountants of India.

About Sonoco

Founded in 1899, Sonoco (NYSE:SON) is a global provider of consumer, industrial, healthcare and protective packaging. With net sales of approximately $5.6 billion in 2021, the Company has approximately 22,000 employees working in more than 300 operations in 32 countries serving some of the world’s best-known brands in some 85 nations. Sonoco is committed to creating sustainable products, services and programs for our customers, employees and communities that support our corporate purpose of Better Packaging. Better Life. The Company ranked first in the Packaging sector on Fortune's World's Most Admired Companies for 2022 as well as being included in Barron's 100 Most Sustainable Companies for the fourth-consecutive year. For more information on the Company, visit our website at www.sonoco.com.

Forward Looking Statements

Statements included herein that are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “anticipate,” “assume,” “believe,” “committed,” “consider,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “might,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “strategy,” “target,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements. Forward-looking statements in this press release include but are not limited to statements regarding the Company’s future operating and financial performance and the Company’s strategy, including plans regarding change management, innovation and programs to improve efficiency and effectiveness, efforts to drive greater business partnership and process improvements and the integration of financial services. Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation, those related to the Company’s ability to execute on its strategy, including with respect to partnerships, acquisitions, cost management, restructuring and capital expenditures, and achieve the benefits it expects therefrom; the Company’s ability to return cash to shareholders and create long-term value; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.